Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Third Quarter Fiscal 2022 Results

Net Income of $17.3 Million, or $0.46 Per Diluted Share, both an 18% Sequential Quarter Increase
Adjusted Net Income of $0.59 Per Diluted Share, an 18% Sequential Quarter Increase
Adjusted EBITDA of $29.4 Million, a 14% Sequential Quarter Increase
____________________________________________________________________________
Newton, MA (August 4, 2022). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2022.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2022 results:
“For the third fiscal quarter, RMR reported management and advisory services revenues of $53.0 million, a 16% increase from last year and a 7% sequential quarter increase, primarily driven by the increase in assets under management, growth in construction management revenues and increases in management fees from some of our Managed Operating Companies. Despite inflationary and geopolitical headwinds, we generated $17.3 million of Net Income, or a 32.6% Net Income Margin, and $29.4 million of Adjusted EBITDA, or a 53.1% Adjusted EBITDA Margin. We believe these results continue to reflect the benefits of RMR’s operating leverage, our diverse client base and our overall fee durability.
Our dividend remains well covered, and with almost $196 million of cash and no debt, we remain well positioned to continue pursuing a range of capital allocation strategies to advance continued long term growth.”

Third Quarter Fiscal 2022 Highlights:
•The RMR Group LLC’s assets under management, or AUM, and management and advisory services revenue by source are as follows (dollars in thousands):

			Total Management
			and Advisory
	AUM		Services Revenues (4)
As of or for the Three Months Ended June 30, 2022
Managed Public Real Estate Capital (1)	$30,918,739	83.0%	$39,509	74.6%
Managed Private Real Estate Capital (2)	3,856,386	10.4%	5,276	10.0%
Managed Operating Companies (3)	2,470,780	6.6%	8,171	15.4%
Total	$37,245,905	100.0%	$52,956	100.0%

As of or for the Three Months Ended June 30, 2021
Managed Public Real Estate Capital (1)	$29,240,087	89.9%	$36,396	80.0%
Managed Private Real Estate Capital (2)	1,336,872	4.1%	2,138	4.7%
Managed Operating Companies (3)	1,950,830	6.0%	6,976	15.3%
Total	$32,527,789	100.0%	$45,510	100.0%
(1)Managed Public Real Estate Capital includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC), which are collectively referred to as the Managed Equity REITs, as well as Seven Hills Realty Trust (SEVN) and, until its merger with and into SEVN on September 30, 2021, Tremont Mortgage Trust (TRMT).
(2)Managed Private Real Estate Capital primarily consists of private entities that own commercial real estate. Some of the Managed Equity REITs own minority interests in those entities.
(3)    Managed Operating Companies include: AlerisLife Inc. (ALR), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).
(4)    Includes construction supervision fees of $4,596 and $2,178 for the three months ended June 30, 2022 and 2021, respectively.
•For the three months ended June 30, 2022, net income was $17.3 million and net income attributable to The RMR Group Inc. was $7.6 million, or $0.46 per diluted share, compared to net income of $19.0 million and net income attributable to The RMR Group Inc. of $8.2 million, or $0.50 per diluted share, for the three months ended June 30, 2021.
•For the three months ended June 30, 2022, adjusted net income attributable to The RMR Group Inc. was $9.8 million, or $0.59 per diluted share, compared to $7.8 million, or $0.47 per diluted share, for the three months ended June 30, 2021. The adjustments to net income attributable to The RMR Group Inc. this quarter included $2.1 million, or $0.12 per diluted share, of unrealized losses on its equity method investments in SEVN and TA and $0.2 million, or $0.01 per diluted share, of separation costs.
•For the three months ended June 30, 2022, Adjusted EBITDA was $29.4 million, Net Income Margin was 32.6% and Adjusted EBITDA Margin was 53.1%, compared to Adjusted EBITDA of $24.4 million, Net Income Margin of 41.8% and Adjusted EBITDA Margin of 51.1% for the three months ended June 30, 2021.
•As of June 30, 2022, The RMR Group Inc. had $195.9 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to U.S. Generally Accepted Accounting Principles, or GAAP:
Adjusted net income attributable to The RMR Group Inc., Adjusted net income attributable to The RMR Group Inc. per diluted share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. per diluted share is net income attributable to The RMR Group Inc. per diluted share. The GAAP financial measure that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Cash Tax Obligation is net income and the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Net Income Margin, which represents net income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc. per diluted share, and of net income to EBITDA and Adjusted EBITDA, as well as calculations of Net Income Margin, Adjusted EBITDA Margin and Adjusted EBITDA less Cash Tax Obligation for each of the three months ended June 30, 2022 and 2021 are presented later in this press release.
Assets Under Management:
The calculation of AUM primarily includes: (i) the historical cost of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and the Managed Private Real Estate Capital clients, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operating Companies, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the carrying value of loans held for investment at SEVN. Upon deconsolidation from a Managed Equity REIT, the respective real estate and related assets are characterized as Managed Private Real Estate Capital and their historical cost represents the fair value of the real estate at the time of deconsolidation.
All references in this press release to AUM on, or as of, a date are calculated at a point in time.
For additional information on the calculation of AUM for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
On Friday, August 5, 2022 at 1:00 p.m. Eastern Time, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter ended June 30, 2022 financial results.
The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, August 12, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 9494221.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal third quarter ended June 30, 2022 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by approximately 600 real estate professionals in more than 30 offices nationwide who manage over $37 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Management services (1)	$51,819	$44,376	$144,867	$125,365
Incentive business management fees	—	—	—	620
Advisory services	1,137	1,134	3,392	2,849
Total management and advisory services revenues	52,956	45,510	148,259	128,834
Reimbursable compensation and benefits	14,189	13,069	42,092	39,453
Reimbursable equity based compensation	(69)	1,402	2,896	5,611
Other reimbursable expenses	144,012	85,263	397,063	259,856
Total reimbursable costs	158,132	99,734	442,051	304,920
Total revenues	211,088	145,244	590,310	433,754

Expenses:
Compensation and benefits	32,170	30,530	95,671	90,610
Equity based compensation	512	1,954	4,719	7,267
Separation costs	400	—	617	4,159
Total compensation and benefits expense	33,082	32,484	101,007	102,036
General and administrative	8,323	6,320	24,464	19,684
Other reimbursable expenses	144,012	85,263	397,063	259,856
Transaction and acquisition related costs	—	61	—	474
Depreciation and amortization	253	245	731	734
Total expenses	185,670	124,373	523,265	382,784
Operating income	25,418	20,871	67,045	50,970
Interest and other income	279	179	402	614
Equity in earnings of investees	—	28	—	755
Unrealized (loss) gain on equity method investments accounted for under the fair value option	(5,489)	1,312	(8,853)	6,032
Income before income tax expense	20,208	22,390	58,594	58,371
Income tax expense	(2,943)	(3,361)	(8,448)	(8,109)
Net income	17,265	19,029	50,146	50,262
Net income attributable to noncontrolling interest	(9,695)	(10,797)	(28,142)	(28,192)
Net income attributable to The RMR Group Inc.	$7,570	$8,232	$22,004	$22,070

Weighted average common shares outstanding - basic (2)	16,343	16,269	16,332	16,259
Weighted average common shares outstanding - diluted (2)	31,353	31,308	31,342	31,271

Net income attributable to The RMR Group Inc. per common share - basic (2)	$0.46	$0.50	$1.33	$1.35
Net income attributable to The RMR Group Inc. per common share - diluted (2)	$0.46	$0.50	$1.33	$1.31

Substantially all revenues are earned from related parties. See Notes beginning on page 6.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands)
(unaudited)

(1)    Includes base business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of June 30, 2022 and 2021, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of June 30,
REIT	Primary Strategy	2022	2021
DHC	Medical office and life science properties, senior living communities and wellness centers	$3,541,918	$5,337,144
ILPT	Industrial and logistics properties	5,372,641	1,997,990
OPI	Office properties primarily leased to single tenants, including the government	3,481,695	3,962,573
SVC	Hotels and net lease service and necessity-based retail properties	7,363,672	9,277,211
		$19,759,926	$20,574,918
(a)    The basis on which base business management fees are calculated for the three months ended June 30, 2022 and 2021 may differ from the basis at the end of the periods presented in the table above. As of June 30, 2022, the market capitalization was lower than the historical cost of assets under management for the Managed Equity REITs. The historical cost of assets under management for DHC, ILPT, OPI and SVC as of June 30, 2022, were $7,198,520, $5,644,407, $6,076,279 and $11,368,553, respectively.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(2)    The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan using the treasury stock method and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. In computing the dilutive effect, if any, that the aforementioned redemption would have on EPS, The RMR Group Inc. considered that net income available to holders of Class A Common Shares would increase due to elimination of the noncontrolling interest offset by any tax effect, which may be dilutive. For the three and nine months ended June 30, 2022 and 2021, the assumed redemption is dilutive to earnings per share as presented in the table below. The calculation of basic and diluted EPS is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Numerators:
Net income attributable to The RMR Group Inc.	$7,570	$8,232	$22,004	$22,070
Less: income attributable to unvested participating securities	(72)	(72)	(213)	(194)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	7,498	8,160	21,791	21,876
Effect of dilutive securities:
Add back: income attributable to unvested participating securities	72	72	213	194
Add back: net income attributable to noncontrolling interest	9,695	10,797	28,142	28,192
Add back: income tax expense	2,943	3,361	8,448	8,109
Less: income tax expense assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	(5,851)	(6,686)	(16,833)	(17,346)
Net income used in calculating diluted EPS	$14,357	$15,704	$41,761	$41,025

Denominators:
Common shares outstanding	16,501	16,408	16,501	16,408
Unvested participating securities	(158)	(139)	(169)	(149)
Weighted average common shares outstanding - basic	16,343	16,269	16,332	16,259
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares	15,000	15,000	15,000	15,000
Incremental unvested shares	10	39	10	12
Weighted average common shares outstanding - diluted	31,353	31,308	31,342	31,271

Net income attributable to The RMR Group Inc. per common share - basic	$0.46	$0.50	$1.33	$1.35
Net income attributable to The RMR Group Inc. per common share - diluted	$0.46	$0.50	$1.33	$1.31
(a)Income tax expense assumes the hypothetical conversion of the noncontrolling interest, which results in estimated tax rates of 29.0% and 29.9% for the three months ended June 30, 2022 and 2021, respectively, and 28.7% and 29.7% for the nine months ended June 30, 2022 and 2021, respectively.

The RMR Group Inc.
Reconciliation of Adjusted Net Income and Adjusted Net Income Per Diluted Share
(amounts in thousands, except per share amounts)
(unaudited)
The RMR Group Inc. is providing the reconciliations below regarding certain individually significant items occurring or impacting its financial results for the three months ended June 30, 2022 and 2021 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc., net income attributable to The RMR Group Inc. per diluted share and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.
The following tables assume the redemption of the noncontrolling interest’s 15,000 Class A Units is dilutive to earnings per share as presented on page 7:

	Net Income Attributable to The RMR Group Inc.	Add: Net Income Attributable to Noncontrolling Interest	Add: Income Tax Expense	Income Before Income Tax Expense	Less: Estimated Income Tax Expense (1)	Net Income Used in Calculating Diluted EPS	Weighted Average Common Shares Outstanding - Diluted	Net Income Attributable to The RMR Group Inc. per Common Share - Diluted
Three Months Ended June 30, 2022:
Net income attributable to The RMR Group Inc.	$7,570	$9,695	$2,943	$20,208	$(5,851)	$14,357	31,353	$0.46
Unrealized loss on equity method investments accounted for under the fair value option	2,074	2,614	801	5,489	(1,593)	3,896	31,353	0.12
Separation costs	152	190	58	400	(116)	284	31,353	0.01
Adjusted net income attributable to The RMR Group Inc.	$9,796	$12,499	$3,802	$26,097	$(7,560)	$18,537	31,353	$0.59

Three Months Ended June 30, 2021:
Net income attributable to The RMR Group Inc.	$8,232	$10,797	$3,361	$22,390	$(6,686)	$15,704	31,308	$0.50
Unrealized gain on equity method investment accounted for under the fair value option	(488)	(627)	(197)	(1,312)	392	(920)	31,308	(0.03)
Transaction and acquisition related costs	23	29	9	61	(18)	43	31,308	—
Adjusted net income attributable to The RMR Group Inc.	$7,767	$10,199	$3,173	$21,139	$(6,312)	$14,827	31,308	$0.47
(1)    Estimated income tax expense assumes the hypothetical conversion of the noncontrolling interest and the resulting consolidated entities’ estimated tax rate of approximately 29.0% and 29.9% for the three months ended June 30, 2022 and 2021, respectively.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Net Income Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$17,265	$19,029	$50,146	$50,262
Income tax expense	2,943	3,361	8,448	8,109
Depreciation and amortization	253	245	731	734
EBITDA	20,461	22,635	59,325	59,105
Other asset amortization	2,354	2,354	7,062	7,062
Operating expenses paid in the form of The RMR Group Inc.'s common shares	581	552	2,370	2,427
Separation costs	400	—	617	4,159
Transaction and acquisition related costs	—	61	—	474
Straight line office rent	(96)	13	(247)	60
Unrealized loss (gain) on equity method investments accounted for under the fair value option	5,489	(1,312)	8,853	(6,032)
Equity in earnings of investees	—	(28)	—	(755)
Distributions from equity method investments	207	160	415	1,024
Incentive business management fees earned	—	—	—	(620)
Adjusted EBITDA	$29,396	$24,435	$78,395	$66,904

Calculation of Net Income Margin:
Total management and advisory services revenues	$52,956	$45,510	$148,259	$128,834
Net income	$17,265	$19,029	$50,146	$50,262
Net Income Margin	32.6%	41.8%	33.8%	39.0%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding incentive business management fees, if any) (3)	$55,310	$47,864	$155,321	$135,276
Adjusted EBITDA	$29,396	$24,435	$78,395	$66,904
Adjusted EBITDA Margin	53.1%	51.1%	50.5%	49.5%

Calculation of Adjusted EBITDA less Cash Tax Obligation:
Adjusted EBITDA	$29,396	$24,435	$78,395	$66,904
Less: Tax distributions to members (4)	(8,783)	(7,775)	(21,969)	(23,201)
Adjusted EBITDA less Cash Tax Obligation	$20,613	$16,660	$56,426	$43,703
Common share distributions	$11,401	$10,737	$32,930	$32,197
(1)EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc. and net income margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding incentive business management fees, if any). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc. or net income margin as an indicator of The RMR Group Inc.’s financial performance or as a

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Net Income Margin, Adjusted EBITDA Margin
and Adjusted EBITDA less Cash Tax Obligation (1) (2) (Continued)
(dollars in thousands)
(unaudited)
measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.
(2)Adjusted EBITDA less Cash Tax Obligation is a non-GAAP financial measure calculated as presented in the table above. The RMR Group Inc. considers Adjusted EBITDA less Cash Tax Obligation to be an appropriate measure of its operating performance, along with net income attributable to The RMR Group Inc. The RMR Group Inc. believes that Adjusted EBITDA less Cash Tax Obligation provides useful information to investors because by excluding amounts payable for tax obligations, it increases comparability between periods and more accurately reflects earnings that may be available for distribution to shareholders. Adjusted EBITDA less Cash Tax Obligation is among the factors The RMR Group Inc.’s Board of Directors considers when determining the amount of dividends to its shareholders. Other asset management businesses may calculate Adjusted EBITDA less Cash Tax Obligation differently than The RMR Group Inc. does.
(3)Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management agreements. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended June 30, 2022 and 2021, or $7,062 for each of the nine months ended June 30, 2022 and 2021,     required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $620 that The RMR Group Inc. recognized under GAAP for the nine months ended June 30, 2021.
(4)Under the RMR LLC operating agreement, RMR LLC is required to make quarterly pro rata cash distributions to The RMR Group Inc. and its noncontrolling interest based on each’s estimated tax liabilities and respective ownership percentages. Estimated tax liabilities are determined quarterly on a cumulative basis. As such, there may be fluctuations from quarter to quarter to account for prior periods where pro rata cash distributions were more or less than amounts determined cumulatively through a particular quarter. For the three and nine months ended June 30, 2022 and 2021, RMR LLC made required quarterly tax distributions as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
RMR LLC tax distributions to The RMR Group Inc.	$4,629	$4,180	$11,559	$12,327
RMR LLC tax distributions to non-controlling interest	4,154	3,595	10,410	10,874
Total RMR LLC tax distributions to members	$8,783	$7,775	$21,969	$23,201

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$195,936	$159,835
Due from related parties	93,939	88,661
Prepaid and other current assets	6,003	6,021
Total current assets	295,878	254,517

Property and equipment, net	2,629	2,218
Due from related parties, net of current portion	15,167	14,331
Equity method investments accounted for under the fair value option	39,677	39,476
Goodwill and intangible assets, net of amortization	2,066	2,094
Operating lease right of use assets	29,567	32,293
Deferred tax asset	18,803	18,671
Other assets, net of amortization	127,249	134,311
Total assets	$531,036	$497,911

Liabilities and Equity
Current liabilities:
Reimbursable accounts payable and accrued expenses	$67,320	$55,115
Accounts payable and accrued expenses	32,063	15,027
Operating lease liabilities	4,867	4,922
Employer compensation liability	2,804	6,076
Total current liabilities	107,054	81,140

Operating lease liabilities, net of current portion	26,230	29,148
Amounts due pursuant to tax receivable agreement, net of current portion	25,577	25,577
Employer compensation liability, net of current portion	15,167	14,331
Total liabilities	174,028	150,196

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,500,716 and 15,485,236 shares issued and outstanding, respectively	16	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	112,396	109,910
Retained earnings	343,949	321,945
Cumulative common distributions	(255,896)	(236,766)
Total shareholders’ equity	200,481	195,120
Noncontrolling interest	156,527	152,595
Total equity	357,008	347,715
Total liabilities and equity	$531,036	$497,911

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:
•Mr. Portnoy states that for the third fiscal quarter, management and advisory services revenues of $53.0 million increased 16% from last year and 7% from last quarter, primarily driven by the increase in assets under management, growth in construction management revenues and increases in management fees from some of the Managed Operating Companies. Mr. Portnoy also states that despite inflationary and geopolitical headwinds, The RMR Group Inc. generated $17.3 million of Net Income, or a 32.6% Net Income Margin, and $29.4 million of Adjusted EBITDA, or a 53.1% Adjusted EBITDA Margin. These statements may imply that The RMR Group Inc. will continue to earn increased management and advisory services revenues and improved financial results in the future. However, The RMR Group Inc.’s and its clients’ businesses are subject to various risks, including risks outside its and their control. Further, the impact and duration of the COVID-19 pandemic is not known and economic conditions could deteriorate, including as a result of increasing interest rates, inflation and adverse geopolitical conditions, for a prolonged period and negatively impact The RMR Group Inc.’s and its clients’ businesses and operating and financial results;
•Mr. Portnoy refers to the benefits of The RMR Group Inc.’s operating leverage, diverse client base and overall fee durability. These references may imply that The RMR Group Inc.’s business will realize steady, or avoid significantly decreased or negative, operating results and returns as a result of these characteristics that it believes its business has. However, these characteristics may not be as certain as The RMR Group Inc. may believe and they may not be sufficient to adequately prevent future events or conditions, including those outside its control, from negatively impacting The RMR Group Inc.’s business and operating results; and
•Mr. Portnoy states that The RMR Group Inc.’s dividend remains well covered and with almost $196 million of cash and no debt, The RMR Group Inc. remains well positioned to continue pursuing a range of capital allocation strategies to advance continued long term growth. This statement may imply that The RMR Group Inc. will continue to pay a regular quarterly dividend at the current rate and successfully identify and execute one or more capital allocation strategies and that any capital allocation strategy it may pursue will be successful and benefit it and its shareholders and advance its long term growth. However, there can be no assurance that The RMR Group Inc. will continue to pay any regular dividends or that it will continue to pay dividends at the current rate. The RMR Group Inc. may decide to lower or even eliminate its dividends. Further, identifying and executing on capital allocation strategies are subject to various uncertainties and risks, it may take an extended period of time to realize any benefits and there can be no assurance that any capital allocation strategy that it does pursue will advance continued long term growth. In addition, The RMR Group Inc. may elect to not continue pursuing a capital allocation strategy or abandon any such strategy it may pursue.
The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230
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